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                                                                   EXHIBIT 10.62


                              EMPLOYMENT AGREEMENT

        This Employment Agreement (the "Employment Agreement") is made by and between E.SPIRE(R) Communications, Inc., a Delaware corporation, having its principal place of business at 12975 Worldgate Drive, Herndon, Virginia 20170 (which, together with any affiliates or subsidiaries are hereinafter collectively referred to as "Company") and TOMAS MIKAELSSON, an individual residing at 12433 NW 17th Place, Coral Springs, FL 33071 (hereinafter referred to as "Employee").

                                   WITNESSETH

        WHEREAS, the Company desires to employ the services of Employee as President and Chief Operating Officer of the Company's subsidary, CyberGate Inc. ("CyberGate) under the terms and conditions set forth herein; and

        WHEREAS, Employee desires to provide services as President and Chief Operating Officer of CyberGate under the terms and conditions set forth herein,

        NOW, THEREFORE, in consideration of the promises and of the mutual covenants undertaken herein, and with the intent to be legally bound hereby, the Company and Employee hereby agree as follows:

1 Employment. The Company hereby agrees to employ Employee and Employee hereby agrees to said employment in accordance with the terms and conditions hereinafter set forth.

2 Term. Employment hereunder shall be deemed to have commenced as of January 2, 2001 (the "Effective Date") and continue through December 31, 2001, unless otherwise terminated pursuant to the terms hereof, or otherwise extended or renewed by written agreement upon such terms and conditions as are then mutually acceptable to the Employee and the Company.

3 Location. The Company shall provide office space for Employee in Ft. Lauderdale, Florida, or wherever the Company's or CyberGate's headquarters may be located.

4 Duties. Employee shall serve as President and Chief Operating Officer of CyberGate or any other position of comparable seniority as directed by the CEO. Employee shall report to, and take direction from the Chief Executive Officer ("CEO") or President of the Company and shall devote his full business time to the affairs of CyberGate.

5       Compensation.

        a) Salary. Employee shall be compensated by the payment of $180,000 per annum in accordance with the Company's standard payroll practices for employee at his level (as such amount may be increased from time to time, "Base Salary"). Employee understands that all salary and bonus compensation paid to Employee under this Employment Agreement shall be subject to the usual and customary federal and state tax withholding



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                and other employment taxes as required by law. Except for the cash bonuses payable in accordance with Paragraph 5(b) hereof, in the event Employee is terminated for Cause as defined in Paragraph 11 hereof or voluntarily terminates his employment with the Company, all compensation shall be prorated if employment is terminated other than at the end of a calendar month. Employee will receive a salary review on the anniversary of this Agreement. Additional or increased compensation, while not formalized, will be based on the Company's performance as well as his individual contribution to that performance, and shall be determined at the sole discretion of the CEO and the Company's Board of Directors (the "Board").

        b) Bonus. In March of 2001, Employee shall be eligible for a performance bonus of 50% of employee's Base Salary less required deductions. Eligibility for this bonus is outlined in the year 2000 Bonus Plan.

        c)      Stock Options.

                i) In addition to the foregoing compensation, Employee is hereby granted incentive stock options under the Company's Amended 1994 Stock Option Plan (the "Plan") to purchase up to 150,000 shares of the common stock of the Company upon the following terms and conditions (such options are referred to herein as the "Stock Options"). Subject to the vesting requirement set forth herein, the Stock Options shall be exercisable as to each tranche of shares through the day immediately preceding the fifth
                        (5th) anniversary of the vesting date for such tranche. The exercise price of the Stock Options will be the last reported sale price of the common stock on the date of grant on January 2, 2001. The Stock Options will vest on an "earn out" basis, that is 25% of the Stock Options will vest on each anniversary of the Effective Date of this Agreement. Once vested, the Stock Options shall be exercisable for a period of twelve (12) months from the date Employee's employment is terminated either voluntarily by the Employee or without Cause by the Company. The Stock Options shall not vest if, prior to the relevant vesting date, Employee is terminated for Cause. If the Employee is terminated without Cause, the Stock Options shall vest only as expressly provided in Paragraph 11(b).

                ii) With respect to amendments to the Plan, and with respect to future stock option plans or programs to be participated in by senior officers or key employees of the Company or its successor companies, Employee shall participate in an equitable manner, and at a level consistent with the participation of other officers and key employees of the Company.

        d) Restricted Stock. The Compensation Committee of the Board of Directors shall grant to Employee 100,000 shares of common stock of the Company, $.01 par value per share. The shares will not be registered under the Securities Act of 1933, as amended, and thus will bear a restrictive legend to that effect. The shares are also subject to the terms and conditions of the 1998 Restricted Stock Plan (exhibit A hereto), including the risk of forfeiture. In order to receive such shares, Employee shall execute a Restricted Stock

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                Agreement (exhibit B hereto) and an associated Stock Power
                Agreement (exhibit C hereto).

6 Fringe Benefit Plans. Employee shall be entitled to all benefits accorded to Company officers in general. Employee shall also be entitled to participate in fringe benefit plans, including, but not limited to, the Company's medical and dental insurance, life insurance, disability insurance, stock option plans, or other benefit plans which may be adopted or amended by the Company from time to time during the term of this Employment Agreement to the same extent and in the same manner as other senior employees similarly situated.

7 Employee and Company Representations. Employee hereby represents and warrants to the Company that: (a) the execution, delivery and performance of this Employment Agreement by Employee does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgement or decree to which Employee is a party or is presently bound; and (b) Employee is not a party to or bound by any employment agreement or non-competition agreement with any other person or entity.

8 Business Expenses. The Company shall reimburse Employee for all reasonable business and professional expenses incurred by Employee in connection with his employment within thirty (30) days of the Company's receipt of vouchers, receipts or other appropriate documentation which conform to the requirements of the Company's expense reimbursement procedures.

9 Vacation. Employee shall be entitled to an initial annual vacation of four (4) weeks. Scheduling of each vacation shall be with the reasonable consent of the CEO.

10 Professional Education. Employee's attendance at professional seminars, and the payment and/or reimbursement of costs and expenses associated therewith, shall be decided on an ad hoc basis by the Company and Employee.

11      Severance.

        a) The Company reserves the right to terminate Employee's employment at any time, in its sole discretion, without Cause. For purposes of this Employment Agreement, "Cause" shall mean
                (i) the conviction for a felony or any crime involving moral turpitude or the commission of any other act involving dishonesty, conflict of interest, or fraud with respect to the Company; (ii) substantial failure to perform duties as reasonably directed by the Company, which failure is not cured within five (5) days, or if not curable within five (5) days action to cure such failure is not initiated within five (5) days, of Company's written notice to Employee and thereafter consistenly and diligently pursued until cured; (iii) gross negligence, intentional or willful misconduct; (iv) or, any other material breach of this Employment Agreement by Employee which is not cured within thirty (30) days' after written notice thereof to Employee from the Company.

        b) If Employee's employment is terminated without Cause ("Termination"), Employee shall receive his then current Base Salary (payable in accordance with the Company's normal payroll practices, and not in a lump sum payment) and health and medical benefits



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                coverage at the Company's expense for a period of one year from the date of Termination, compensation for unused vacation for the year in which Employee is terminated and he shall then vest in all Stock Options which would vest during that fiscal year, plus an additional 10,000 unvested Stock Options. Any substantial reduction in Employee's responsibilities, reduction in reporting structure, reduction in Title, or reduction in Base Salary, will constitute a constructive Termination and will entitle Employee to terminate his employment and to deem such Termination a termination without Cause and to receive all of the benefits for such Termination except that the Base Salary shall be the Base Salary before any such reduction.

        c) Employee will not be required to mitigate the amount of any payment or benefit provided in this Paragraph 11 by seeking other employment or otherwise, nor will the amount of compensation or benefit provided for in this Paragraph be reduced by any compensation he may earn as a result of his subsequent employment by another employer.

        d) In the event of a Sale of the Company or CyberGate (as such term is defined in Section 10.c. of the Company's 1994 Stock Option Plan, as amended ("the Plan")) Employee shall be offered continued employment in the same position or in another position of comparable seniority and responsibility for a period of one
                (1) year from the date of such Sale. Further, in the event of a Sale of the Company or CyberGate, Employee may exercise his options without regard to any vesting conditions in accordance with the provisions of Section 10.c. of the Plan.

        e) In the event Employee is subject to any excise charges pursuant to Sections 4999 and 280g of the Internal Revenue Code, for any compensation hereunder as a result of a Sale event (as such term is defined in Section 10.c. of the Plan) Company shall pay Employee such excise amounts as well as any further federal, state, and local income taxes payable by Employee with respect to such excise amounts received by Employee from Company.

12 Loyalty. The performance of services hereunder shall be Employee's exclusive employment relationship and Employee shall devote his full business time and best efforts to the performance of services under this Employment Agreement. During the term of this Employment Agreement, Employee shall not at any time or place whatsoever, either directly or indirectly, engage in business or render services to any extent whatsoever to any third party, except under and pursuant to this Employment Agreement, unless expressly agreed upon by the parties.

13 Confidential Information. Employee acknowledges that the proprietary information, observations and data obtained by Employee while employed by the Company concerning the business or affairs of the Company or any affiliate or subsidiary thereof ("Confidential Information") is the property of the Company. Therefore, Employee agrees not to disclose to any unauthorized person or use for the Employee's account any Confidential Information without the prior written consent of the Company unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Employee's acts or omissions. Upon request, Employee shall deliver to the Company at the termination of this Employment Agreement, or at any other time the



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        Company may request, all memoranda, notes, plans, records, reports, and other documents (and copies thereof) relating to the Confidential Information or the business of the Company. This provision shall not apply to information (other than Confidential Information even if obtained prior to this Agreement) deemed to be known by Employee at the time of the execution of the Employment Agreement, including information gained by virtue of his past experience and know-how, or to his general expertise.

14 Work Product. Employee agrees that all methods, analyses, reports, plans and all similar or related information which: (a) relate to the Company or any of its affiliates or subsidiaries and which (b) are conceived, developed or made by Employee in the course of his employment by the Company ("Work Product") belong to the Company. Employee will promptly disclose such Work Product to the Company and perform all actions reasonably requested by the Company to establish and confirm such ownership by the Company.

15 Covenant Not to Compete. For one (1) year following the termination of Employee's employment with the Company, Employee covenants and agrees with the Company not to engage, either directly or indirectly, as an equity owner or personally as an officer, director, employee, partner, consultant or agent, in the rendering of any of the same services as are provided by the Company at the time Employee's employment with the Company is terminated, or which the Company has targeted to provide in its written business plan which has been approved by the Board of Directors as of the time of such termination, in any of the market areas in which the Company has targeted to provide such services in its business plan at the time of such termination, provided that Employee may own up to 2% of the outstanding equity securities of any publicly-traded company regardless of whether any such company is a competitor of the Company, so long as Employee's relationship to any such company is that of a strictly passive investor.

16 Covenant Not to Solicit. During the term of Employee's employment with Employer, and for a period of 18 months thereafter, Employee shall not either directly or indirectly:

                i) employ, retain the services of, or seek to employ or to retain the services of any person who is at that time or was within the previous four months employed by, or providing services to Employer, without the prior express written permission of Employer, which Employer may in its absolute discretion withhold;

                ii) induce any Employee or other person providing services to Employer to leave his employment or to cease providing services to Employer; nor

                iii) solicit customers serviced by the Employee or sought to be serviced by the Employee, or whose identity the Employee learned while employed by Employer, which solicitation is for or on behalf of any entity engaged in or seeking to be engaged in Employer's Business.

        Employee attests that if his employment with Employer were to terminate, he could earn a living while fully complying with all the terms of this Agreement and that the restrictions



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        contained in this Agreement are reasonable and necessary to protect
        Employer's legitimate interests in its Confidential Information and customer relationships.

17 Non-Assignability. Neither this Employment Agreement nor any right or interest hereunder shall be assignable or subject to any encumbrance, pledge, hypothecation, attachment, or anticipation of any kind by Employee, his spouse or his legal representatives, without the company's written consent but shall inure to the benefit of and be binding upon Employee's estate. If Employee should die while any amounts would still be payable to Employee under this Agreement, all such amounts will be paid in accordance with this Agreement to Employee's estate.

18 Entire Agreement. This Employment Agreement shall be the entire agreement and understanding of the parties relating to the subject matter hereof, and any prior negotiations, promises, agreements, representations, warranties, or understandings relating to the same subject matter, and except as specifically provided herein, shall be subject to subsequent modification only by another mutually signed written instrument which by its terms evidences an intention to modify or amend the provisions hereof.

19 Choice of Law. This Employment Agreement shall be construed in accordance with the internal laws of the Commonwealth of Virginia. For purposes of this Employment Agreement, the parties consent to jurisdiction in the Commonwealth of Virginia

20 Cost of Enforcement. Each party shall bear its own costs and attorney's fees in connection with any suit or proceeding against the other to enforce any provision of this Employment Agreement or to recover damages resulting from a breach hereof, however, the party which prevails in any such suit or proceeding shall be entitled to receive from the non-prevailing party the costs and reasonable attorneys' fees of the prevailing party incurred in such suit or proceeding.

21 Severability. In the event that any provision hereof is determined to be illegal or unenforceable, such determination shall not affect the validity or enforceability of the remaining provisions hereof, all of which shall remain in full force and effect.

22 Counterparts. This Employment Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Employment Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

23 Notices. Any notice, request, claim, demand, document and other communication hereunder to either party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by telex or telecopy (with such telex or telecopy confirmed promptly in writing sent by first class mail) or other similar means of communications, as follows:

                i) If to the Company, addressed to e.spire(R) Communications Services, Inc.,
                              12975 Worldgate Drive


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                              Herndon, Virginia 20170
                              Attention:  General Counsel;

                ii)     If to Employee, addressed to him at:
                               12433 NW 17th Place
                               Coral Springs, FL  33071

or, in each case, to such other address or telex or telecopy number as such party may designate in writing to the other by written notice given in the manner specified herein.

        All such communications shall be deemed to have been given, delivered or made when so delivered personally or sent by telex or telecopy (confirmation received), or five business days after being so mailed.

        INTENDING TO BE LEGALLY BOUND BY THIS EMPLOYMENT AGREEMENT, the parties have signed below as of the date first written above.


EMPLOYEE:                                   EMPLOYER:


/s/ TOMAS MIKAELSSON                         /s/ GEORGE F. SCHMITT
--------------------------------            ---------------------------------
Tomas Mikaelsson                            e.spire(R) Communications, Inc.


 1/2/01                                        1-2-01
-----------------                           ------------------
Date                                        Date

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